Exhibit 99.B(11)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent in this Post-Effective Amendment No. 33 under the Securities Act of 1933, as amended to this Registration Statement on Form N-1A (File No. 33-20827) of The RBB Fund, Inc. to the reference to our Firm under the headings "Independent Accountants" in the Prospectus and "Miscellaneous-Independent Accountants" in the Statement of Additional Information.

/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 5, 1996